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                                                                              This Prospectus Supplement is
Pricing Supplement No. 2                                                      filed pursuant to Rule 424(b)(2)
Dated December 15, 1999                                                       under Registration Statement
PROSPECTUS SUPPLEMENT dated                                                   Nos.333-82893 and 333-82893-01
August 3, 1999 to PROSPECTUS
dated July 20, 1999.                                                          Cusip No. 88168L DT 0



                                               TEXACO CAPITAL INC.
                                               SECOND SERIES 1999
                                                MEDIUM-TERM NOTES
                                                  Guaranteed by
                                                   Texaco Inc.

                               Notes Mature More Than 9 Months From Date of Issue


Principal Amount:                $30,000,000.00                       Maturity Date:           January 10, 2010
Specified Currency:              U.S. Dollar                          Extendible:              No
Fixed Rate Note:                 Yes                                  Final Maturity Date:     N/A
  Interest Rate:                 7.25%                                Issue Price:             100.000%
                                                                      Record Dates:            15 calendar days prior to Interest
                                                                                               Payment Dates
                                                                      Interest Payment Dates:  Monthly, beginning February 10, 2000 and on the 10th of  every month
                                                                                               thereafter through and including
                                                                                               maturity.
                                                                      Original Issue Date:     January 10, 2000
                                                                      Book-Entry Note:         Yes
Denominations:                  Minimum denominations of $1,000       Certificated Note:       No
                                and increments of $1,000 thereafter.  Redemption Provisions:   The notes may be redeemed monthly
                                                                                               at Issuer's option at par in whole
                                                                                               beginning January 10, 2001 and on the
                                                                                               10th day of every month thereafter up
                                                                                               to Maturity. Required notice is 30
Zero-Coupon Note:                No                                                            days prior to call.

Floating Rate Note:              No                                   Repayment Provisions:    No
  Base Rate:                     N/A                                  Currency Indexed Note:   No
  - CD Rate:                     N/A                                  - Denominated Currency:  N/A
  - Commercial Paper Rate:       N/A                                  - Indexed Currency:      N/A
  - Federal Funds Rate:          N/A                                  - Face Amount:           N/A
  - LIBOR:                       N/A                                  - Base Exchange Rate:    N/A
  - Treasury Rate:               N/A                                  - Calculation Agent:     N/A
                                                                      - Reference Dealer:      N/A
  - Other:                       N/A                                  Commodity Indexed Notes: No
  Initial Interest Rate:         N/A                                  Other Terms:             No
  Interest Reset Period:         N/A
  Interest Reset Dates:          N/A
  Interest Determination Dates:  N/A

  Interest Payment Period:       N/A
  Interest Payment Dates:        N/A
  Index Maturity:                N/A
  Maximum Interest Rate:         N/A
  Minimum Interest Rate:         N/A                                  Salomon Smith Barney, Inc.
  Spread:                        N/A                                  --------------------------
  Spread Multiplier:             N/A                                  Name of Agent
  Issuer Able to Change Spread
    or Spread Multiplier:        N/A

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